SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2000

                         CALIFORNIA WATER SERVICE GROUP
                         ------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     1-13883                    77-0448994
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State of Incorporation          Commission File No.       IRS Employer ID Number


                   1720 North First Street, San Jose, CA 95112
                   -------------------------------------------
                         Address, including Zip code, of
                     registrant's principal executive office

                                 (408) 367-8200
                                 --------------
               Registrant's telephone number, including area code

                         California Water Service Group
                         ------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition and Disposition of Assets

         On May 25, 2000,  Registrant completed the merger of Registrant and its
wholly-owned  subsidiary,   California  Water  Service  Company  with  Dominguez
Services Corporation ("Dominguez").

         Signing of the merger agreement was announced on November 15, 1998. The agreement was amended on March 22, 1999 in response to a competing proposal received by Dominguez. The amended agreement provided that each outstanding Dominguez common share would be exchanged for shares of the Registrant's common stock. In accordance with the merger agreement terms, each outstanding Dominguez common share will be exchanged for 1.38 common shares of Registrant. The merger was accounted for as a pooling of interests.

         To accomplish the merger, Registrant will issue approximately 2,210,300 new shares of its common stock in exchange for all outstanding Dominguez common shares. Based on the shares issued and the average closing price of Registrant's stock during the 20-day pricing period, the equity value of the transaction is $54,064,000. Registrant also assumed outstanding Dominguez debt of $12,369,000 for total consideration of $66,433,000.

         As a result of the merger, land, water rights, wells, piping, storage tanks, buildings and other equipment used in the water utility business were acquired from Dominguez. The assets acquired will continue to be used in providing water service to approximately 40,000 customers in the Dominguez service areas and to expand Dominguez' water rights brokerage activities.

         Prior to the merger there were no material relationships between Registrant and Dominguez, except that in April 2000, a member of the Dominguez board of directors was elected by the Registrant's stockholders to the board of directors. This election fulfilled a merger agreement provision that one Dominguez board member serve on Registrant's board of directors subsequent to the merger.

         Two  Dominguez   executives   were  offered  and  accepted   employment
arrangements with Registrant. One of those executives has tendered his resignation in order to pursue other opportunities. In accordance with his agreement with Registrant, the executive will receive certain severance benefits.

Item 7.  Financial Statements and Exhibits

         Press release issued by the Registrant on May 25, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized

         Date:    May 30, 2000    California Water Service Group


                                  By: /s/ Peter C. Nelson
                                      --------------------------
                                      Peter C. Nelson
                                      President and Chief Executive Officer


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                                  Exhibit Index

                                                                      Sequential
                                                                      Page
                                                                      Number
                                                                      ------
Exhibit No.
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1.   Press release issued by the Registrant on May 25, 2000              5